UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 11, 2020
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2020, Steven Madden, Ltd. (the “Company”) entered into a new employment agreement with Karla Frieders (the “Frieders Employment Agreement”) pursuant to which Ms. Frieders will continue to serve as Chief Merchandising Officer of the Company. The Frieders Employment Agreement is effective as of May 1, 2020. The Frieders Employment Agreement, the full text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, replaces Ms. Frieders’ prior employment agreement, which expired by its terms on April 30, 2020.

The term of the Frieders Employment Agreement commenced on May 1, 2020 and will continue for a term of three years through April 30, 2023, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Frieders Employment Agreement, Ms. Frieders will receive an annual base salary during the term of $590,000. In addition, the Frieders Employment Agreement entitles Ms. Frieders to an annual performance-based bonus for each of the fiscal years ending December 31, 2020, 2021 and 2022 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned. In addition, on May 11, 2020, pursuant to the Frieders Employment Agreement, Ms. Frieders was granted 32,758 restricted shares of the Company’s common stock, with a par value of $0.0001 per share, which will vest in five equal annual installments on May 1, 2021, May 1, 2022, May 1, 2023, May 1, 2024, and May 1, 2025, respectively.

The Company may terminate Ms. Frieders’s employment for Cause (as defined in the Frieders Employment Agreement) in which event Ms. Frieders would be entitled to receive only her accrued and unpaid salary through the date of termination. The Frieders Employment Agreement provides that in the event Ms. Frieders’s employment is terminated by the Company without Cause, Ms. Frieders would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term.

The foregoing description of the Frieders Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Employment Agreement, dated May 11, 2020, between the Company and Karla Frieders

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2020

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer